Exhibit 99.1

Dova Pharmaceuticals Announces Management Changes

Dr. David Zaccardelli appointed President and Chief Executive Officer

Jason Hoitt appointed Chief Commercial Officer

Company provides preliminary estimates of fourth quarter net product sales of
$2.4 to $2.7 million for DOPTELET® (avatrombopag)

DURHAM, NC, December 17, 2018 — Dova Pharmaceuticals, Inc. (NASDAQ: DOVA), a pharmaceutical company focused on acquiring, developing, and commercializing drug candidates for diseases where there is a high unmet need, today announces that David Zaccardelli, Pharm. D., has been appointed President and Chief Executive Officer.  Dr. Zaccardelli brings substantial specialty pharmaceutical executive leadership and operational expertise, including most notably, serving in several senior management roles at United Therapeutics Corporation. In addition, Jason Hoitt, a seasoned pharmaceutical sales and marketing executive, joins Dova as Chief Commercial Officer. Alex Sapir, the company’s prior President and Chief Executive Officer, is no longer President and Chief Executive Officer of the company, effective as of December 16, 2018.

“We are very pleased to have both Dr. David Zaccardelli and Jason Hoitt join Dova, as they are highly experienced leaders with the expertise to accelerate the ongoing launch of DOPTELET, prepare for the potential launch in chronic immune thrombocytopenia (ITP), and oversee the clinical development of the chemotherapy-induced thrombocytopenia indication.  We believe we have a strong team in place to lead Dova into its next phase of growth” said Paul B. Manning, Chairman of Dova.

“I strongly believe it is a transformational time to join Dova to ensure the full potential of DOPTELET, the first orally administered option for the treatment of thrombocytopenia in patients with chronic liver disease (CLD),” said Dr. David Zaccardelli, newly appointed President and Chief Executive Officer. “In addition, the recently submitted supplemental New Drug Application for patients with ITP provides an opportunity for substantial growth, with the potential for a significant impact on the treatment for patients with ITP. Dova will continue its focus on developing new treatments for patients with unmet medical need.”

Dr. Zaccardelli continued, “I am also excited Jason Hoitt is joining Dova to lead the commercial team. He has extensive pharmaceutical experience in both sales and marketing and deep relationships with hepatologists and gastroenterologists from his roles in the successful launches of Viread HBV while at Gilead Sciences and Incivek, largely regarded as one of the most successful launches in the U.S., while at Vertex.”

Separately, the company is providing preliminary estimates of expected net product sales of $2.4 to $2.7 million for DOPTELET for the fourth quarter of 2018.  The company also expects any change in year-end inventory held by specialty pharmacies to be flat or potentially decrease compared to the inventory levels on September 30, 2018.  The company intends to provide additional detail, including specific metrics, on its fourth quarter and full year 2018 earnings call.

Previously, Dr. Zaccardelli served as the Acting Chief Executive Officer of Cempra Pharmaceuticals, Inc. from December 2016 until the company’s merger with Melinta Therapeutics, Inc. From 2004 until 2016, Dr. Zaccardelli served in several senior management roles at United Therapeutics Corporation, including chief operating officer, chief manufacturing officer and executive vice president, pharmaceutical development and operations. Prior to joining United Therapeutics, Dr. Zaccardelli founded and led a startup company focused on contract pharmaceutical development services, from 1997 through 2003. From 1988 to 1996, Dr. Zaccardelli worked at Burroughs Wellcome & Co. and Glaxo Wellcome, Inc. in a variety of clinical research positions. He also served as director of clinical and scientific affairs for Bausch & Lomb Pharmaceuticals from 1996 to 1997. Dr. Zaccardelli currently serves on the board of directors of Melinta Therapeutics, Inc. (NASDAQ: MLNT), Evecxia Therapeutics and CoreRx, Inc. Dr. Zaccardelli received a Pharm.D. from the University of Michigan.

Prior to Dova, Mr. Hoitt served as Vice President and Head of U.S. sales at Insmed Inc. since 2017.  Previously, Mr. Hoitt held roles at Sarepta Therapeutics from 2013 to 2017, including Head of U.S. Sales and Senior Director of Medical Affairs.  Prior to Sarepta Therapeutics, Mr. Hoitt, served in various sales and marketing leadership positions at Vertex and Gilead Sciences.  Mr. Hoitt has been instrumental in the launches of Arikayce (Insmed), exondys51 (Sarepta Therapeutics), Incivek (Vertex) and Viread HBV (Gilead Sciences).

Indication and Important Safety Information

INDICATION

DOPTELET (avatrombopag) is indicated for the treatment of thrombocytopenia in adult patients with chronic liver disease who are scheduled to undergo a procedure.

IMPORTANT SAFETY INFORMATION

WARNINGS AND PRECAUTIONS

DOPTELET is a thrombopoietin (TPO) receptor agonist and TPO receptor agonists have been associated with thrombotic and thromboembolic complications in patients with chronic liver disease.  Portal vein thrombosis has been reported in patients with chronic liver disease treated with TPO receptor agonists.  In the ADAPT-1 and ADAPT-2 clinical trials, there was 1 treatment-

emergent event of portal vein thrombosis in a patient (n=1/430) with chronic liver disease and thrombocytopenia treated with DOPTELET.

Consider the potential increased thrombotic risk when administering DOPTELET to patients with known risk factors for thromboembolism, including genetic prothrombotic conditions (Factor V Leiden, Prothrombin 20210A, Antithrombin deficiency or Protein C or S deficiency).

DOPTELET should not be administered to patients with chronic liver disease in an attempt to normalize platelet counts.

CONTRAINDICATIONS:

None

ADVERSE REACTIONS:

Most common adverse reactions (> 3%) were: pyrexia, abdominal pain, nausea, headache, fatigue, and edema peripheral.

Please see full Prescribing Information for DOPTELET (avatrombopag) www.doptelet.com

About Dova Pharmaceuticals, Inc.

Dova is a pharmaceutical company focused on acquiring, developing, and commercializing drug candidates for rare diseases where there is a high unmet need, with an initial focus on addressing thrombocytopenia. Dova’s proprietary pipeline includes one commercial product, DOPTELET, for the treatment of thrombocytopenia in adult patients with chronic liver disease scheduled to undergo a procedure.

Cautionary Notes Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These statements may be identified by words such as “anticipated”, “believe”, “expect”, “may”, “plan”, “potential”, “will”, and similar expressions, and are based on Dova’s current beliefs and expectations.  These forward-looking statements include expectations regarding the potential launch of DOPTELET for the treatment of adult patients with ITP, the potential to expand the treatment applications for DOPTELET and the estimates of net product sales of DOPTELET for the quarter ending December 31, 2018 and inventory held by specialty pharmacies as of December 31, 2018.  These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements.  Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the conduct of clinical trials, increased regulatory requirements, Dova’s reliance on third parties over which it may not always have full control, and other risks and uncertainties that are described in Dova’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission (SEC) on February 16, 2018, Dova’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, and Dova’s other periodic reports filed with the SEC.  Any forward-looking statements speak only as of the date of this press release and are based on information available to Dova as of the date of this release, and Dova assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts

Mark W. Hahn
Chief Financial Officer

(919) 338-7936
mhahn@dova.com

Westwicke Partners

John Woolford

(443) 213-0506

john.woolford@westwicke.com